As filed with the Securities and Exchange Commission on April 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	71-0987913
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William C. Stone

Chairman of the Board and Chief Executive Officer

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Certain Subsidiaries of SS&C Technologies Holdings, Inc. are also registrants and are identified on the following page.

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
5.875% Senior Notes due 2023	$600,000,000	100%	$600,000,000	$60,420.00
Guarantees of 5.875% Senior Notes due 2023	(2)	(2)	(2)	(2)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2)	No separate consideration will be received for the guarantees of 5.875% Senior Notes due 2023 being registered herby. As a result, in accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
SS&C Technologies, Inc.*	Delaware	7372	06-1169696
Advent Software, Inc.*	Delaware	7371	94-2901952
Financial Models Company Ltd.*	New York	7372	13-3524411
Hub Data Incorporated*	Massachusetts	7371	04-3091426
SS&C Hedge Fund Services, Inc.*	Delaware	7372	36-4491679
SS&C Hedge Fund Services North America, Inc.*	Delaware	7372	20-2012604
SS&C Private Equity Services, Inc.*	Delaware	7372	02-0634697
SS&C Technologies Connecticut, LLC*	Connecticut	7372	27-0817579

*	The address, including zip code, and telephone number, including area code, of SS&C Technologies, Inc., Advent Software, Inc., Financial Models Company Ltd., Hub Data Incorporated, SS&C Hedge Fund Services North America, Inc., SS&C Private Equity Services, Inc. and SS&C Technologies Connecticut, LLC is 80 Lamberton Road, Windsor, CT 06095, (860) 298-4500.

PROSPECTUS (SUBJECT TO COMPLETION) DATED APRIL 8, 2016

SS&C Technologies Holdings, Inc.

Offer to Exchange

5.875% Senior Notes due 2023

for

New 5.875% Senior Notes due 2023

Guaranteed by certain subsidiaries of SS&C Technologies Holdings, Inc.

We are offering to exchange up to $600,000,000 of our new 5.875% Senior Notes due 2023 (the “new notes”) for up to $600,000,000 of our existing 5.875% Senior Notes due 2023 (the “old notes”). The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. The old notes are, and the new notes will be, fully and unconditionally guaranteed by certain subsidiaries of SS&C Technologies Holdings, Inc. (collectively, the “Guarantors”), on a joint and several basis, subject to customary release provisions in respect of the subsidiary guarantees as set forth in the indenture.

To exchange your old notes for new notes:

•	You are required to make the representations described on page 25 to us.

•	You must contact a Depository Trust Company (“DTC”) participant to complete the book-entry transfer procedures described herein to exchange your old notes for new notes, or otherwise complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, Wilmington Trust, National Association, by 5: 00 pm., New York City time, on , 2016.

•	You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for new notes

See “Risk Factors” beginning on page 9 for a discussion of risk factors that should be considered by you prior to tendering your old notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

                    , 2016

About this Prospectus

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering the notes for exchange only in jurisdictions where such offers are permitted. The information contained in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or of the exchange of the notes offered hereby.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the Securities and Exchange Commission, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Where You Can Find More Information.” You may obtain this information without charge by writing or telephoning us at the following address and telephone number:

SS&C Technologies Holdings, Inc.

80 Lamberton Road , Windsor, CT 06095

Attention: General Counsel & Corporate Secretary

(860) 298-4500

If you would like to request copies of these documents, please do so by                     , 2016 (which is five business days before the scheduled expiration of the exchange offer) in order to receive them before the expiration of the exchange offer.

As used in this prospectus (except as otherwise provided herein or unless the context otherwise requires):

•	All references to notes refer to the old notes and the new notes.

•	The terms “SS&C,” the “company,” “us,” “we” and “our” refer to SS&C Technologies Holdings, Inc. and its consolidated subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the U.S. federal securities laws. All statements contained herein that are not statements of historical fact are forward-looking statements, including, without limitation, statements regarding future financial performance, funding requirements and liquidity; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, competitive strengths or market position, acquisitions and related synergies; growth, declines and other trends in markets we sell into; the anticipated impact of adopting new accounting pronouncements; the anticipated outcome of outstanding claims, legal proceedings, tax audits and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic conditions; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “forecasts,” “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those envisaged by such forward-looking statements. The factors discussed under “Risk Factors,” herein and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. You should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call or other communication in which they are made. We expressly disclaim any obligation to update our forward-looking statements, whether as a result of new information, future events or circumstances, or otherwise, except as required by law.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Trademarks, service marks and trade names used or incorporated by reference in this prospectus are our property, unless otherwise noted. We have utilized the ® and ™ symbols, as appropriate, or italicized each trademark, service mark or trade name the first time it appears in this prospectus. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of the owner of any such trademark, service mark or trade name.

ii

SUMMARY

This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. For a more complete description of this exchange offer, the notes and our company, you should read the entire prospectus carefully, including the information incorporated by reference from our Annual Report on Form 10-K for fiscal year 2015 and the other incorporated documents, including our consolidated financial statements and the notes thereto.

Overview

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to more than 10,000 clients, principally within the institutional asset and wealth management, alternative investment management, financial advisory and financial institutions vertical markets. In addition, our clients include commercial lenders, real estate investment trusts (REITs), corporate treasury groups, insurance and pension funds, municipal finance groups and real estate property managers.

We provide the global financial services industry with a broad range of software-enabled services, which consist of software-enabled outsourcing services and subscription-based on-demand software that are managed and hosted at our facilities, and specialized software products, which are deployed at our clients’ facilities. Our software-enabled services, which combine the strengths of our proprietary software with our domain expertise, enable our clients to contract with us to provide many of their mission-critical and complex business processes. For example, we utilize our software to offer comprehensive fund administration services for alternative investment managers, including fund manager services, transfer agency services, funds-of-funds services, tax processing and accounting. We offer clients the flexibility to choose from multiple software delivery options, including on-premise applications and hosted, multi-tenant or dedicated applications. Additionally, we provide certain clients with targeted, blended solutions based on a combination of our various software and software-enabled services. We believe that our software-enabled services provide superior client support and an attractive alternative to clients that do not wish to install, manage and maintain complicated financial software.

Our business model is characterized by substantial contractually recurring revenues, high operating margins and significant cash flow. We generate revenues primarily through our high-value software-enabled services, which are typically sold on a long-term subscription basis and integrated into our clients’ business processes. Our software-enabled services are generally provided under non-cancelable contracts with initial terms of one to five years that require monthly or quarterly payments and are subject to automatic annual renewal at the end of the initial term unless terminated by either party. We also generate revenues by licensing our software to clients through either perpetual or term licenses and by selling maintenance services. Maintenance services are generally provided under annually renewable contracts. As a consequence, a significant portion of our revenues consists of subscription payments and maintenance fees and is contractually recurring in nature. Our pricing typically scales as a function of our clients’ assets under management, the complexity of asset classes managed, the volume of transactions, and the level of service the client requires.

Our contractually recurring revenue model helps us minimize the fluctuations in revenues and cash flows typically associated with up-front, perpetual software license revenues and enhances our ability to manage costs. Our contractually recurring revenues, which include as our software-enabled services and maintenance and term licenses revenues, represented 92% of total revenues in the year ended December 31, 2015. We have experienced average revenue retention rates in each of the last five years of greater than 90% on our software-enabled services and maintenance and term licenses contracts for our core enterprise products. We believe that the high value-added nature of our products and services has enabled us to maintain our high revenue retention rates and significant operating margins.

We generated revenues of $1,000.3 million for the year ended December 31, 2015 as compared to revenues of $767.9 million for the year ended December 31, 2014. In 2015, we generated 74% of our revenues from clients in North America and 26% from clients outside North America. Our revenues are highly diversified, with our largest client in 2015 accounting for less than 5% of our revenues.

Corporate information

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com. The information on our website is not incorporated into, or deemed to be a part of this prospectus, and you should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether to participate in the exchange offer.

THE EXCHANGE OFFER

Securities offered	We are offering up to $600,000,000 aggregate principal amount of new 5.875% Senior Notes due 2023 (the “new notes”), which will be registered under the Securities Act.

The exchange offer	We are offering to issue the new notes in exchange for a like principal amount of your old notes. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act and therefore not registered with the SEC. For procedures for tendering, see “The Exchange Offer.”

Tenders, expiration date, withdrawal	The exchange offer will expire at 5: 00 p.m., New York City time on , 2016 unless it is extended. If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. If you decide to tender your old notes in the exchange offer, you may withdraw them at any time prior to , 2016. If we decide for any reason not to accept any old notes for exchange, your old notes will be returned without expense to you promptly after the exchange offer expires.

Federal income tax consequences	Your exchange of old notes for new notes in the exchange offer will not result in any income, gain or loss to you for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences of the Exchange Offer.”

Use of proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Exchange agent	Wilmington Trust, National Association is the exchange agent for the exchange offer.

Failure to tender your old notes	If you fail to tender your old notes in the exchange offer, you will not have any further rights under the registration rights agreement, including any right to require us to register your old notes or to pay you additional interest.

You will be able to resell the new notes without registering them with the SEC if you meet the requirements described below.

Based on interpretations by the SEC’s staff in no-action letters issued to third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

•	you are not one of our “affiliates”, which is defined in Rule 405 of the Securities Act;

•	you acquire the new notes in the ordinary course of your business;

•	you do not have any arrangement or understanding with any person to participate in the distribution of the new notes; and

•	you are not engaged in, and do not intend to engage in, a distribution of the new notes.

If you are an affiliate of ours, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC’s staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive new notes for your own account in the exchange offer:

•	you must represent that you do not have any arrangement with us or any of our affiliates to distribute the new notes;

•	you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act; and

•	you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities.

For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any participating broker-dealer for use in connection with any resale described above.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the new notes and the old notes are identical in all material respects, except that the new notes have been registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions relating to old notes do not apply to the new notes. All references to notes below refer to the old notes and the new notes unless the context otherwise requires.

Issuer	SS&C Technologies Holdings, Inc.

Securities offered	$600 million aggregate principal amount of 5.875% Senior Notes due 2023.

Maturity date	July 15, 2023.

Interest payment dates	January 15 and July 15.

Optional redemption	The notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2018, at the redemption prices set forth in “Description of Exchange Notes—Optional Redemption,” together with accrued and unpaid interest to, but excluding, the redemption date.

Prior to July 15, 2018, we may redeem all or any portion of the notes at 100% of their principal amount, plus a “make whole” premium, plus accrued and unpaid interest to, but excluding, the redemption date.

In addition, prior to July 15, 2018, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain public equity offerings of our common stock at 105.875% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date. We may make such redemption only if, after any such redemption, at least 50% of the aggregate principal amount of the notes originally issued remains outstanding.

See “Description of Exchange Notes—Optional Redemption.”

Change of control; Asset Sales	Upon a change of control (as defined under “Description of Exchange Notes—Certain Definitions”) or if we sell certain assets and do not invest or apply the net proceeds as provided and within the time periods set forth in this prospectus, then, in either case, we will be required to make an offer to repurchase the notes in the amounts and at the repurchase prices set forth in this prospectus, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.”

Our Senior Secured Credit Facilities, as defined below, or other agreements may restrict us from repurchasing the notes, including any repurchase that may be required as a result of a change of control. See “Risk Factors—Risks Relating to Our Indebtedness and the Notes—We may not have the ability to repurchase the notes upon the occurrence of a change of control as required by the indenture governing the notes, and our future debt may contain limitations on our ability to make payments upon purchase of the notes” and “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

The term “Senior Secured Credit Facilities” refers to the Credit Agreement, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., SS&C European Holdings S.a R.L, SS&C Technologies Holdings Europe S.a R.L., certain of SS&C’s subsidiaries, Deutsche Bank AG New York Branch and certain Lenders and L/C Issuers party thereto. The Senior Secured Credit Facilities are comprised of a $98 million senior secured term loan A facility made available SS&C European Holdings S.a.R.L. (the “term A-1 facility”), a $152 million senior secured term loan A facility made available to SS&C Technologies Holdings Europe S.a.R.L. (the “term A-2 facility”), a $1.82 billion senior secured term loan B facility made available to SS&C Technologies Inc. (the “term B-1 facility”), a $410 million senior secured term loan B facility made available to SS&C Technologies Holdings Europe S.a.R.L. (the “term B-2 facility”), and a $150 million senior secured revolving credit facility (the “Revolving Credit Facility”) made available to SS&C Technologies, Inc., $25 million of which is available for letters of credit.

Guarantees	All payments on the notes, including principal and interest, will be fully and unconditionally, jointly and severally, guaranteed on a senior basis by all of our existing and future wholly owned domestic restricted subsidiaries that guarantee our Senior Secured Credit Facilities (other than any restricted subsidiary that is only a borrower under or a guarantor in respect of a Foreign Credit Facility as defined below) or certain other indebtedness.

The term “Foreign Credit Facilities” means the term A-1 facility, the term A-2 facility and the term B-2 facility of our Senior Credit Facilities.

Not all of our subsidiaries guarantee the notes.

For the year ended December 31, 2015 the non-guarantor subsidiaries accounted for approximately 36% of our combined total revenue. In addition, as of December 31, 2015, the non-guarantor subsidiaries held approximately 24% of our consolidated total assets and approximately 17%, or $643 million, of our consolidated total liabilities. See “Description of Exchange Notes—Guarantees.”

Ranking	The notes are our senior unsecured obligations and will:

•	be effectively subordinated to our secured obligations, including under our Senior Secured Credit Facilities, to the extent of the value of the assets securing such secured obligations;

•	rank equal in right of payment to all of our existing and future unsecured, unsubordinated obligations; rank senior in right of payment to all of our future subordinated obligations, if any; and

•	be structurally subordinated to any existing and future obligations of any of our subsidiaries that are not guarantors.

The guarantees are the senior unsecured obligations of the Guarantors and:

•	are effectively subordinated to the secured obligations of the Guarantors, including the Guarantors’ obligations under our Senior Secured Credit Facilities, to the extent of the value of the assets securing such secured obligations;

•	rank equal in right of payment to all existing and future unsecured, unsubordinated obligations of the guarantors; and

•	rank senior in right of payment to all future subordinated obligations, if any, of the guarantors.

As of December 31, 2015:

•	we and the Guarantors had approximately $2.82 billion of indebtedness, of which approximately $2.22 billion was secured, to which the notes are effectively subordinated to the extent of the value of the assets securing such obligations, and an additional $150 million of availability under the Revolving Credit Facility; and

•	the non-guarantor subsidiaries had approximately 17%, or $643 million, of our total liabilities, to which the notes are structurally subordinated.

Certain Covenants	The indenture that governs the notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;

•	make certain investments;

•	sell assets, including capital stock of certain subsidiaries;

•	consolidate, merge, liquidate or dissolve;

•	enter into transactions with our affiliates; and

•	incur liens.

However, these limitations are be subject to a number of important qualifications and exceptions. In addition, certain of these covenants will no longer apply so long as, and during the period when, the notes have investment grade ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services, as described under “Description of Exchange Notes—Certain Covenants.”

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA

Set forth below is summary historical condensed consolidated financial data of the company at the dates and for the periods indicated. The summary historical condensed consolidated financial data as of December 31, 2015 and 2014 and for the fiscal years ended December 31, 2015, 2014, 2013, have been derived from our audited consolidated financial statements and the related notes incorporated by reference in this prospectus.

The historical consolidated financial data should be read in conjunction with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year 2015, as well as with our consolidated financial statements and related notes that are also included and incorporated by reference in this prospectus.

	2015(5)	2014(4)	2013(3)	2012(2)	2011(1)
	(In thousands, except per share data)
STATEMENT OF COMPREHENSIVE INCOME
Revenues	$1,000,285	$767,861	$712,702	$551,842	$370,828
Operating income	164,738	200,372	182,968	123,216	93,777
Net income	42,862	131,127	117,895	45,820	51,021
Earnings per share:
Basic	$0.47	$1.57	$1.45	$0.59	$0.67
Diluted	$0.45	$1.50	$1.38	$0.55	$0.63
Weighted average shares outstanding:
Basic	91,098	83,314	81,195	78,321	76,482
Diluted	95,448	87,331	85,616	82,888	80,709
Cash dividends declared per share	$0.50	$0.125	—	—	—
BALANCE SHEET
Total assets	$5,802,242	$2,266,155	$2,275,324	$2,362,905	$1,207,608
Total long-term debt, including current portion	2,751,351	619,738	774,507	1,012,138	100,000
Stockholders’ equity	2,105,446	1,346,670	1,231,708	1,075,503	980,103

(1)	On March 10, 2011, we acquired all of the outstanding stock of BenefitsXML, Inc. On September 8, 2011, we acquired all of the outstanding stock of BDO Simpson Xavier Fund Administration Services Limited, a division of BDO.
(2)	On May 9, 2012, we acquired the assets and business associated with Thomson Reuter’s PORTIA Business. In the second quarter of 2012, we acquired of all of the outstanding stock of GlobeOp Financial Services, S.A. On September 27, 2012, we acquired the assets and business of Gravity Financial.
(3)	On October 1, 2013, we acquired all of the outstanding stock of Prime Management Limited. See Note 11 to our consolidated financial statements within our Current Report on Form 8-K dated April 8, 2016.
(4)	On November 30, 2014, we acquired all of the outstanding stock of DST Global Solutions Ltd. and the assets and business of DST Global Solutions LLC, together DSTGS, subsidiaries of DST Systems, Inc. See Note 11 to our consolidated financial statements within our Current Report on Form 8-K dated April 8, 2016.
(5)	On July 8, 2015, we acquired all of the outstanding stock of Advent Software, Inc. On September 1, 2015, we acquired the assets and business of Varden Technologies. On November 16, 2015, we acquired the assets and business of Primatics Financial. See Note 11 to our consolidated financial statements within our Current Report on Form 8-K dated April 8, 2016.

RISK FACTORS

In addition to the other information provided and incorporated by reference in this prospectus, you should carefully consider the risks described in this section. The risks described below are not the only risks that could adversely affect our business; other risks currently deemed immaterial or additional risks not currently known to us could also adversely affect us. These and other factors could have a material adverse effect on the value of your investment in our notes, meaning that you could lose all or part of your investment.

Note that this section includes forward-looking statements and future expectations as of the date of this prospectus. This discussion of risk factors should be read in conjunction with the risk factors in our Annual Report on Form 10-K for fiscal year 2015, as well as the other information that is incorporated by reference into this prospectus.

Risks relating to the exchange offer

If you choose not to exchange your old notes in the exchange offer, the transfer restrictions currently applicable to your old notes will remain in force and the market price of your old notes could decline.

If you do not exchange your old notes for new notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the prospectus distributed in connection with the private offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement entered into in connection with the private offering of the old notes, we do not intend to register resales of the old notes under the Securities Act. The tender of old notes under the exchange offer will reduce the principal amount of the old notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old notes due to a reduction in liquidity. Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

You must follow the exchange offer procedures carefully in order to receive the new notes.

If you do not follow the procedures described in this prospectus, you will not receive any new notes. If you want to tender your old notes in exchange for new notes, you will need to contact a DTC participant to complete the book-entry transfer procedures, or otherwise complete and transmit a letter of transmittal, in each case described under “The Exchange Offer,” prior to the expiration date, and you should allow sufficient time to ensure timely completion of these procedures to ensure delivery. No one is under any obligation to give you notification of defects or irregularities with respect to tenders of old notes for exchange. In addition, there are no guaranteed delivery procedures available to you in connection with this exchange offer. For additional information, see the section captioned “The Exchange Offer” in this prospectus.

There are state securities law restrictions on the resale of the new notes.

In order to comply with the securities laws of certain jurisdictions, the new notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We currently do not intend to register or qualify the resale of the new notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Risks relating to our indebtedness and the notes

We have incurred substantial debt obligations, which could adversely affect our financial condition.

As of December 31, 2015, our total outstanding debt was approximately $2.82 billion. In addition, subject to restrictions in the agreements governing our existing and future indebtedness, we may incur additional indebtedness. As of December 31, 2015, we had $150 million of availability under our Revolving Credit Facility. Our substantial level of indebtedness could have important consequences, including the following:

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	increase our vulnerability to and limit our flexibility in planning for, or reacting to, change in our business and the industry in which we operate;

•	expose us to the risk of increased interest rates as borrowings under our Senior Secured Credit Facilities are subject to variable rates of interest;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds.

We expect to fund our expenses and to pay the principal and interest on our indebtedness from cash flow from operations. Our ability to meet our expenses and to pay principal and interest on our indebtedness when due thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors.

In addition to the indebtedness we have incurred, we may be able to incur substantially more indebtedness, including secured debt, and take other actions that could further exacerbate the risks associated with our substantial indebtedness or affect our ability to satisfy our obligations under the notes.

As of December 31, 2015, our total outstanding debt was approximately $2.82 billion. As of December 31, 2015, we had $150 million of availability under our Revolving Credit Facility. In addition, we may be able to incur substantially more indebtedness in the future, resulting in higher leverage. The indenture governing the notes and the agreements governing our Senior Secured Credit Facilities allow us to incur additional indebtedness, including secured debt. Such additional indebtedness may be substantial. Our ability to recapitalize, incur additional debt and take a number of other actions that are not prohibited by the terms of the notes could have the effect of exacerbating the risks associated with our substantial indebtedness or diminishing our ability to make payments on the notes when due, and may also require us to dedicate a substantial portion of our cash flow from operations to payments on our other indebtedness, which would reduce the availability of cash flow to fund acquisitions, working capital, capital expenditures, research and development efforts and other general corporate purposes. In addition, if we or any of the Guarantors incur any additional indebtedness that ranks equal to the notes, the holders of that debt will be able to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. If our subsidiaries that are not guaranteeing the notes incur any indebtedness, all of such debt will be structurally senior to the notes and related guarantees, and the holders of that debt will benefit prior to the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of any such entity.

The notes are our and the Guarantors’ unsecured obligations and are effectively subordinated to our secured debt to the extent of the value of the assets securing such indebtedness.

The notes are our and the Guarantors’ unsecured obligations. Holders of our secured indebtedness, including the lenders under our Senior Secured Credit Facilities, will have claims that are senior to your claims as a holder of the notes, to the extent of the value of the assets securing such other indebtedness. As a result, in the event of any distribution or payment of our assets in any bankruptcy, liquidation or dissolution, holders of secured indebtedness will have a prior claim to those assets that constitute their collateral. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay all amounts due on the notes.

As of December 31, 2015, we and the Guarantors had approximately $2.82 billion of outstanding indebtedness, approximately $2.22 billion of which was secured indebtedness. As of December 31, 2015, we had $150 million of availability under our Revolving Credit Facility. Further, the indenture governing the notes permits the incurrence of substantial additional indebtedness by us and our subsidiaries in the future, including secured indebtedness, subject to certain restrictions.

Not all of our subsidiaries will guarantee the notes, and your right to receive payment on the notes will be structurally subordinated to the liabilities of our non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. For example, subject to certain exceptions, our foreign subsidiaries do not guarantee the notes, and such subsidiaries may guarantee indebtedness under our foreign debt facilities. Creditors of our non-guarantor subsidiaries (including trade creditors) are generally entitled to payment from the assets of those subsidiaries before those assets can be distributed for the benefit of noteholders. As a result, the notes will be structurally subordinated to the prior payment of all of the existing and future debt and other liabilities (including trade payables) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us or the guarantors of the notes.

The non-guarantor subsidiaries (a) accounted for approximately 36% of our combined total revenue for the year ended December 31, 2015 and (b) held approximately 24% of our consolidated total assets as of December 31, 2015.

Our ability to service and repay the notes will be dependent on the cash flow generated by our subsidiaries.

Repayment of the notes will depend on our subsidiaries’ generation of cash flow, which will, in turn, depend principally upon future operating performance, and our subsidiaries’ ability to make such cash available to us, by dividend, debt repayment or otherwise. As a result, prevailing economic conditions and financial, competitive, legislative, regulatory and other factors, many of which are beyond our control, will affect our ability to make payments on our debt. If our domestic subsidiaries are not able to generate sufficient cash flow to satisfy our debt service obligations, including to service the notes, we may need to repatriate these funds and we may be subject to a higher effective tax rate.

If we do not generate sufficient cash flow to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. Our ability to restructure or refinance our debt will depend on the capital markets and our financial condition at such time. In addition, any failure to make scheduled payments of interest and principal on outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to access additional capital on commercially reasonable terms or at all. Any refinancing of our debt could result in higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of the indenture governing the notes and the agreements governing our Senior Secured Credit Facilities or any future debt instruments that we may enter into may restrict us from adopting some of these alternatives. The inability of our subsidiaries to generate sufficient cash flow to satisfy our debt service obligations, including the inability to service the notes, or to refinance our obligations on commercially reasonable terms, could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows or liquidity financial and may impact our ability to satisfy our obligations in respect of the notes.

Unless a subsidiary is also a guarantor of the notes, it will not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions or debt repayments to enable us to make payments in respect of the notes. Each of our subsidiaries is a distinct legal entity and may be subject to legal or contractual restrictions that, under certain circumstances, may limit our ability to obtain cash from them. While our Senior Secured Credit Facilities and the indenture governing the notes will limit the ability of our restricted subsidiaries to incur consensual encumbrances that include restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive sufficient cash from our subsidiaries, we will be unable to make required principal, premium, if any, and interest payments on the notes.

The agreements governing our debt, including the notes, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The indenture governing the notes and the agreements governing our other indebtedness impose, and future financing agreements may impose, operating and financial restrictions on our activities. In particular, the agreements limit or prohibit our ability to, among other things:

•	incur additional indebtedness;

•	make certain investments;

•	sell assets, including capital stock of certain subsidiaries;

•	declare or pay dividends, repurchase or redeem stock or make other distributions to stockholders;

•	consolidate, merge, liquidate or dissolve;

•	enter into transactions with our affiliates; and

•	incur liens.

In addition, the agreement governing our Senior Secured Credit Facilities will continue to require us, to maintain compliance with specified leverage ratios under certain circumstances. Our ability to comply with these provisions may be affected by events beyond our control, and these provisions could limit our ability to plan for or react to market conditions, meet capital needs or otherwise conduct our business activities and plans.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. See “Description of Exchange Notes” within this prospectus.

Further, various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default or cross- acceleration provisions. Such a default would permit lenders to accelerate the maturity of the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the indenture governing the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing. We cannot assure you that we will be granted waivers or amendments to these agreements if for any reason we are unable to comply with these agreements or that we will be able to refinance our debt on terms acceptable to us, or at all.

If we default on our obligations under our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our Senior Secured Credit Facilities, that is not waived by the required percentage of lenders could result in our inability to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Secured Credit Facilities could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we may seek protection under the U.S. bankruptcy code.

If we breach our covenants under the indenture governing the notes, under our Senior Secured Credit Facilities or under any agreements governing future senior secured credit facilities or other indebtedness, we may need to request waivers from the required percentage of lenders or required percentage of holders to avoid being in default. If we are unable to obtain a waiver from the lenders or holders, we would be in default under the instrument governing that indebtedness, the lenders or holders could exercise their rights as described above, and we may seek protection under the United States bankruptcy code. See “Description of Exchange Notes” within this prospectus.

Certain restrictive covenants in the indenture governing the notes will be suspended if the notes achieve investment grade ratings.

Most of the restrictive covenants in the indenture governing the notes will not apply for so long as the notes achieve and maintain investment grade ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services and no event of default or default has occurred and is continuing under the indenture. If these restrictive covenants cease to apply, we may take actions, such as incurring additional debt, making certain investments or making certain dividends or distributions, that would otherwise be prohibited under the indenture governing the notes. Any actions taken while these covenants are suspended will not result in an event of default if these covenants are subsequently reinstated. We cannot assure you that the notes will ever achieve investment grade ratings.

We may not have the ability to repurchase the notes upon the occurrence of a change of control as required by the indenture governing the notes, and our future debt may contain limitations on our ability to make payments upon purchase of the notes.

Holders of the notes will have the right to require us to repurchase the notes upon the occurrence of a change of control as described under “Description of Exchange Notes.” We may not have sufficient funds to repurchase the notes at such time or have the ability to arrange necessary financing on acceptable terms, if at all.

A change of control may also constitute an event of default under, or result in the acceleration of the maturity of, our other then-existing indebtedness, including our Senior Secured Credit Facilities. Our ability to repurchase the notes in cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. In addition, we may not have sufficient cash available to offer to repurchase the notes and to repay other indebtedness which becomes due upon a change of control. A failure by us to repurchase the notes when required would result in an event of default with respect to the notes, which may also result in the acceleration of other indebtedness. Any new credit facility that we may enter into may restrict or prohibit us from making any cash payments on the repurchase of the notes in the event of a change of control. A failure by us to repurchase the notes upon a change of control as required under the terms of the indenture governing the notes would permit holders of the notes to accelerate our obligations under that indenture. In addition, a default under the indenture governing the notes could lead to a default under agreements governing our other indebtedness, including our Senior Secured Credit Facilities. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness or the notes.

Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a change of control within the meaning of the indenture governing the notes, holders of notes have the right to require us to repurchase their notes. However, the change of control provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control requiring us to repurchase the notes. Further, various transactions might not constitute a change of control under the notes but could constitute a change of control as defined under our other debt. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though such transaction could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” assets may be uncertain.

The definition of change of control in the indenture governing the notes will include a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and the restricted subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and the restricted subsidiaries’ assets, taken as a whole, to another person or group may be uncertain.

There is no established trading market for the notes, and you may not be able to sell the notes readily, or at all, or at or above the price that you paid.

The notes are a new issue of securities, and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	operating performance and financial condition;

•	the interest of securities dealers in making a market in the notes; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, the performance of the company and other factors.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to us or the notes, if any, could cause the liquidity or market value of the notes to decline.

The notes have been rated by nationally recognized rating agencies and may in the future be rated by additional rating agencies. There can be no assurances that the rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in the business, so warrant. Any downgrade, suspension or withdrawal of a rating by a rating agency (or any anticipated downgrade, suspension or withdrawal) could reduce the liquidity or market value of the notes.

Any future lowering of our ratings may make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Fraudulent conveyance laws allow courts, under certain circumstances, to avoid or subordinate guarantees and require noteholders to return payments received from guarantors.

The notes are guaranteed by certain subsidiaries. If a guarantor becomes the subject of a bankruptcy case or a lawsuit filed by unpaid creditors, the guarantee of the notes by such guarantor may be reviewed under U.S. federal bankruptcy laws and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee of the notes could be avoided, or claims in respect of such guarantee could be subordinated to other obligations of the guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, incurred such guarantee with the intent of hindering, delaying or defrauding its creditors or:

•	received less than reasonably equivalent value or fair consideration for entering into such guarantee; and

•	either:

•	was insolvent by reason of entering into such guarantee;

•	was engaged in a business or transaction for which such guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

There can be no assurance as to what standard a court would apply to determine whether or not a guarantor was solvent at the relevant time or, regardless of the standard used, that its guarantees would not be subordinated to such guarantor’s other debt.

A subsidiary’s guarantee of the notes could be subject to the claim that, since the subsidiary incurred its guarantee for the benefit of its parent (the issuer of the notes), and only indirectly for the benefit of the subsidiary, its obligations under its guarantee were incurred for less than reasonably equivalent value or fair consideration. If a court held that the guarantee should be avoided as a fraudulent conveyance, the court could avoid, or hold unenforceable, the guarantee, which would mean that noteholders would not receive any payments under such guarantee, and the court could direct holders of the notes to return any amounts that they have already received from the applicable guarantor. Furthermore, the holders of the notes would cease to have any direct claim against the guarantor. Consequently, the guarantor’s assets would be applied first to satisfy its other liabilities, before any portion of its assets might be available, directly or indirectly, to pay the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the avoidance of a guarantee could result in acceleration of the notes (if not otherwise accelerated due to the issuer’s or the guarantor’s insolvency or bankruptcy filing).

Each guarantee will contain a provision, or savings clause, intended to limit the guarantor’s liability to the maximum amount that it could incur without causing its guarantee to be a fraudulent transfer. However, this provision may automatically reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless and, in any case, this provision may not be effective to protect a guarantee from being avoided under fraudulent transfer laws.

Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. The guarantees by the guarantors, however, are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Guarantees.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new notes. The new notes will be exchanged for old notes as described in this prospectus upon our receipt of old notes. We will cancel all of the old notes surrendered in exchange for the new notes.

We used approximately $500 million of the proceeds from the offering of the old notes, together with borrowings under our Senior Secured Credit Facilities and a portion of the net proceeds from an offering of our common stock, to finance the acquisition of Advent Software, Inc., to refinance certain of our and Advent’s existing indebtedness and to pay related fees and expenses. We used the remaining proceeds from the offering of the old notes for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes and fixed charges. Fixed charges were calculated by adding (1) interest expense, which includes amortization of deferred financing fees and original issue discount and excludes interest related to uncertain tax positions, which is recorded in our tax provision, and (2) one third of rent expense, which is the portion of rentals deemed to be a reasonable approximation of the interest factor.

Year ended December 31,
2015	2014	2013	2012	2011
1.7	6.4	4.0	2.9	5.0

THE EXCHANGE OFFER

In a registration rights agreement between us, the subsidiary guarantors and the initial purchasers of the old notes, we agreed:

(1)	to file a registration statement with respect to an offer to exchange the old notes for a new issue of securities, with terms substantially the same as of the old notes but registered under the Securities Act and to use our commercially reasonable efforts to cause such registration statement to be declared effective by the SEC;

(2)	use our commercially reasonable efforts to complete the exchange offer and issue the new notes within 60 days after the registration statement is declared effective.

The registration rights agreement provides that if (1)(a) we have not exchanged exchange notes for all notes validly tendered in accordance with the terms of the exchange or, if a shelf registration statement is required and is not declared effective, on or prior to the 365th day after issuance of the notes or (b) we receive a request by an initial purchaser to file a shelf registration statement and it does not become effective by the later of the 365th day following the issuance of the notes or the 90th day following such request, or (2) if applicable, a shelf registration statement covering resales of the old notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 60 days (whether or not consecutive) (the 31st such day, the “Trigger Date”), then additional interest shall accrue on the principal amount of the old notes that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) commencing on (a) the 365th day following the issuance of the old notes, in the case of (1) (a) above, or the later of such 365th day and such 90th day, in the case of 1(b) above, or (b) the Trigger Date, in the case of (2) above, until the exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such notes cease to be “registrable securities.” Once we complete this exchange offer, we will no longer be required to pay additional interest on the old notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction. Furthermore, each holder of old notes that wishes to exchange their old notes for new notes in this exchange offer will be required to make certain representations as set forth herein.

Terms of the Exchange Offer; Period for Tendering Old Notes

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange old notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

•	When you tender to us old notes as provided below, our acceptance of the old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

•	For each $2,000 principal amount of old notes (and $1,000 principal amount of old notes in excess thereof) surrendered to us in the exchange offer, we will give you $2,000 principal amount of new notes (and $1,000 principal amount of new notes in excess thereof). Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

•

We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail or send notice of the exchange offer to the holders of the old notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old notes at their addresses listed in the trustee’s security register with respect to the old notes.

•	The exchange offer expires at 5: 00 p.m., New York City time, on , 2016; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term “expiration date” means , 2016 or, if extended by us, the latest time and date to which the exchange offer is extended.

•	As of the date of this prospectus, $600,000,000 in aggregate principal amount of the old notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

•	Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions that we describe in the section “—Conditions to the Exchange Offer” below.

•	We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the exchange offer.

•	We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer” are not satisfied. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

•	We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes promptly. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9: 00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service and/or similar services.

•	Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

•	Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

•	We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•	By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See “—Resales of the New Notes.”

Important rules concerning the exchange offer

You should note that:

•	All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

•	We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

•	We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

•	Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be final and binding on all parties.

•	Neither us, the subsidiary guarantors, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Notes

What to submit and how

If you, as the registered holder of an old note, wish to tender your old notes for exchange in the exchange offer, you must contact a DTC participant to complete the book-entry transfer procedures described below, or otherwise complete and transmit a properly completed and duly executed letter of transmittal to Wilmington Trust, National Association, as exchange agent, at the address set forth below under “Exchange Agent”, and such letter of transmittal, if applicable, must be received by the exchange agent on or prior to the expiration date.

In addition,

(1)	certificates for old notes must be received by the exchange agent along with the letter of transmittal, or

(2)	a timely confirmation of a book-entry transfer of old notes, if such procedure is available, into the exchange agent’s account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date.

The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely completion of these procedures to ensure delivery. No letters of transmittal or old notes should be sent to SS&C Technologies Holdings, Inc. or the subsidiary guarantors.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent’s account in accordance with DTC’s Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent’s message must state that DTC has received an express acknowledgment from the participant tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

If your old notes are held through DTC, you must complete a form called “instructions to registered holder and/or book-entry participant,” which will instruct the DTC participant through whom you hold your securities of your intention to tender your old notes or not tender your old notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of notes until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your notes. A copy of the letter of transmittal is available from the exchange agent.

Letter of Transmittal Procedures

If your notes are not held through DTC, you must complete and transmit a properly completed and duly executed letter of transmittal to Wilmington Trust, National Association which must be received at the address set forth below under “Exchange Agent” on or prior to the expiration date. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes being surrendered for exchange are tendered

(1)	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

(2)	for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

•	a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or

•	a commercial bank or trust company having an office or correspondent in the United States.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes and with the signature guaranteed.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of its authority to so act must be submitted.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after the expiration of the exchange offer. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, our giving of oral (promptly confirmed in writing) or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

In all cases, we will issue new notes in exchange for old notes that are accepted for exchange only after timely receipt by the exchange agent of:

•	a timely book-entry confirmation of transfer of old notes into the exchange agent’s account at DTC using the book-entry transfer procedures described above, or

•	certificates for old notes and a properly completed and duly executed letter of transmittal.

If we do not accept any tendered old notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old notes in a greater principal amount than you wish to exchange, in the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC using the book-entry transfer procedures described below, non-exchanged old notes will be credited to an account maintained with DTC promptly following the expiration or termination of the exchange offer, or in the case of old notes tendered by transmitting a completed letter of transmittal, we will return any unaccepted or non-exchanged old notes without expense to the tendering holder.

Guaranteed Delivery Procedures

If you are a registered holder of old notes and you want to tender your old notes but your old notes are not immediately available, or time will not permit your old notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

(1)	the tender is made through an eligible institution,

(2)	prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

•	the name and address of the holder of old notes

•	the amount of old notes tendered, and

•	the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

(3)	the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

You can withdraw your tender of old notes at any time on or prior to the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under “Exchange Agent.” Any notice of withdrawal must specify:

•	the name of the person having tendered the old notes to be withdrawn;

•	the old notes to be withdrawn;

•	the principal amount of the old notes to be withdrawn;

•	if certificates for old notes have been delivered to the exchange agent, the name in which the old notes are registered, if different from that of the withdrawing holder;

•	if certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution; and

•	if old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility.

Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

If you have properly withdrawn old notes and wish to re-tender them, you may do so by following one of the procedures described under “—Procedures for Tendering Old Notes” above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of old notes for exchange or the exchange of the new notes for old notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time prior to the expiration of the exchange offer.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

Wilmington Trust, National Association

Global Capital Markets

1100 North Market Street

Wilmington, DE 19890

Attention: Workflow Management

Email: DTC2@wilmingtontrust.com

Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

The principal solicitation is being made by delivering this prospectus to noteholders through the facilities of DTC; however, additional solicitation may be made by mail, telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be approximately $350,000.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

However, any purchaser of old notes who is an “affiliate” of SS&C Technologies Holdings, Inc. or any of the subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing the new notes

(1)	will not be able to rely on the interpretation of the staff of the SEC;

(2)	will not be able to tender its old notes in the exchange offer; and

(3)	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless that sale or transfer is made using an exemption from those requirements.

By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old notes will represent that:

(1)	it is not our “affiliate” or an affiliate of any of the subsidiary guarantors;

(2)	any new notes to be received by it were acquired in the ordinary course of its business; and

(3)	it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the “distribution,” within the meaning of the Securities Act, of the new notes.

In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.

DESCRIPTION OF EXCHANGE NOTES

General

SS&C Technologies Holdings, Inc. issued the old notes under an indenture (the “Indenture”) among itself, the Guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of the issue date.

In exchange for the old notes issued on the issue date, we are issuing the new notes under the Indenture for public resale pursuant to this prospectus. All references to Notes below refer to the old notes and or the new notes unless the context otherwise requires.

Certain terms used in this description are defined under “—Certain Definitions.” In this description, (i) the term “Issuer” refers to SS&C Technologies Holdings, Inc. and not to any of its Subsidiaries and (ii) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Where you can find more information.”

Brief Description of the Notes

The Notes will:

•	be general, unsecured senior obligations of the Issuer;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Secured Credit Facilities) of the Issuer;

•	be effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Secured Credit Facilities) to the extent of the value of the assets securing such Secured Indebtedness;

•	be senior in right of payment to any future Subordinated Indebtedness of the Issuer;

•	be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s non-Guarantor Subsidiaries; and

•	be initially guaranteed on a senior unsecured basis by each of the Restricted Subsidiaries that is a Wholly-Owned Subsidiary (other than any Foreign Subsidiary) that is a borrower under or a guarantor with respect to the Senior Secured Credit Facilities (other than any Restricted Subsidiary that is only a borrower under or a guarantor in respect of a Foreign Credit Facility).

Guarantees

The Guarantors, as primary obligors and not merely as sureties, will jointly and severally, irrevocably and unconditionally, Guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries that are Wholly-Owned Subsidiaries (other than any Foreign Subsidiary) that are borrowers under or guarantors with respect to the Senior Secured Credit Facilities (other than any Restricted

Subsidiary that is only a borrower or a guarantor in respect of a Foreign Credit Facility) currently Guarantee the Notes. In the future, subject to exceptions set forth under the caption “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect Restricted Subsidiary of the Issuer that is a borrower under or a guarantor with respect to certain Indebtedness of the Issuer or any other Guarantor will Guarantee the Notes, subject to release as provided below. Each Guarantee of the Notes will be a general, unsecured obligation of each Guarantor, will rank pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, will be effectively subordinated to all Secured Indebtedness of such Guarantor (to the extent of the value of the assets securing such Indebtedness) and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees will be structurally subordinated to Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries Guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-Guarantor Subsidiaries, the non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-Guarantor Subsidiaries, including any claims of trade creditors, are structurally senior to the Notes. On a combined basis, the non-Guarantor Subsidiaries (a) accounted for approximately 36% of our combined total revenue for the year ended December 31, 2015 and (b) held approximately 24% of our consolidated total assets as of December 31, 2015.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law and, therefore, are limited to the amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance; this limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Fraudulent conveyance laws allow courts, under certain circumstances, to avoid or subordinate guarantees and require noteholders to return payments received from guarantors.”

A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(a) any sale, exchange or transfer (by merger, consolidation or otherwise) of (i) the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which such Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor to any Person other than the Issuer or a Restricted Subsidiary, and otherwise in compliance with the applicable provisions of the Indenture;

(b) the release or discharge from all of (i) its obligations under all of its guarantees of payment by the Issuer of any Indebtedness of the Issuer under the Senior Secured Credit Facilities or (ii) in the case of a Guarantee made by a Guarantor (each, an “Other Guarantee”) as a result of its guarantee of certain other Indebtedness of the Issuer or a Guarantor pursuant to the covenant entitled “—Certain Covenants— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” the relevant Indebtedness, except in the case of (i) or (ii), a release as a result of the repayment in full of the Indebtedness specified in clause

(i) or (ii) (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such Indebtedness of such Guarantor under the Senior Secured Credit Facilities or any Other Guarantee is so reinstated, such Guarantee shall also be reinstated);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged as described under “Satisfaction and Discharge.”

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee by a Guarantor will rank pari passu in right of payment with all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Secured Credit Facilities.

The Notes are effectively subordinated to all of the existing and future Secured Indebtedness of the Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness. As of December 31, 2015, the Issuer and the Guarantors had outstanding approximately $2.82 billion of Secured Indebtedness and the Senior Secured Credit Facilities would have permitted additional secured borrowings up to at least $150 million. In addition, as of December 31, 2015, the non-Guarantor Subsidiaries would have had outstanding approximately $643 million of liabilities that are structurally senior to the Notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes in the United States of America. The paying agent for the Notes is the Trustee.

The Issuer will also maintain a registrar with offices in the United States of America. The registrar is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued the old notes initially with an aggregate principal amount of $600,000,000 and will issue the new notes in such amounts as are tendered for exchange pursuant to this prospectus. The Notes will mature on July 15, 2023. Subject to compliance with the covenant described below under the caption “—Certain

Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes (“Additional Notes”) from time to time after this offering under the Indenture. The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued; provided that Additional Notes will not be issued with the same CUSIP, if any, as the existing Notes unless such Additional Notes are fungible with the existing Notes for U.S. federal income tax purposes.

Interest accrues on the Notes at a rate per annum equal to 5.875% from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest is payable semiannually using a 360-day year comprised of twelve 30-day months in cash to Holders of record at the close of business on the January 1 or July 1 immediately preceding the interest payment date, on January 15 and July 15 of each year.

Mandatory Redemption; Offers to Repurchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to repurchase Notes as described under the caption “—Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option prior to July 15, 2018.

At any time prior to July 15, 2018, the Issuer may on one or more occasions redeem the Notes, in whole or in part, upon notice as described under the heading “—Repurchase at the Option of Holders—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

On and after July 15, 2018, the Issuer may on one or more occasions redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on                  July 15 of each of the years indicated below:

Year	Optional Redemption Price
2018	104.406%
2019	102.938%
2020	101.469%
2021 and thereafter	100.000%

In addition, prior to July 15, 2018, the Issuer may, at its option, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 105.875% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of Notes issued under the Indenture (giving effect to the issuance of any Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

The Issuer and its affiliates may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness or a Change of Control) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

The Trustee shall select the Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

If the optional redemption date is on or after a record date for the payment of interest and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Issue Date, the Issuer will make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the corresponding interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such Notes completed, or otherwise in accordance with the applicable procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day immediately preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes, provided that the paying agent receives, not later than the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes repurchased;

(7) that if the Issuer is redeeming fewer than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unrepurchased portion of the Notes surrendered. The unrepurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditioned on the occurrence of such Change of Control; and

(9) the other instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and repurchased by the Issuer.

The Senior Secured Credit Facilities will, and future credit agreements, indentures or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture) and prohibit or limit the Issuer from repurchasing any Notes pursuant to this covenant. In the event the Issuer is prohibited from repurchasing the Notes, the Issuer could seek the consent of its lenders under its Senior Secured Credit Facilities or other agreement to the repurchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from repurchasing the Notes. In such case, the Issuer’s failure to repurchase tendered Notes when required would constitute an Event of Default under the Indenture.

The Issuer’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by its then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control repurchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Change of

Control repurchase feature is a result of negotiations between the initial purchasers of the Notes and the Issuer. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect its capital structure or credit ratings. Restrictions on the Issuer’s ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the redemption price on the applicable Redemption Date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above), to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the corresponding interest payment date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Sale), as determined in good faith by the Issuer, of the assets subject to such Asset Sale (including, for the avoidance of doubt, if such Asset Sale is a Permitted Asset Swap); and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Issuer) of the Issuer or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets (or are otherwise extinguished by the transferee in connection with the transactions relating to such Asset Sale) and for which the Issuer and all such Restricted Subsidiaries have been validly released;

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

(c) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Sale;

(d) consideration consisting of Indebtedness of the Issuer (other than Subordinated Indebtedness) received from Persons who are not the Issuer or any Restricted Subsidiary; and

(e) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of (x) $150.0 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value (as determined in good faith by the Issuer) of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after the later of (A) the date of such Asset Sale and (B) the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently repay and reduce:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto,

(b) Obligations under Senior Indebtedness that is secured by a Lien, which Lien is permitted by the Indenture, and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto,

(c) Obligations under (i) the Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Senior Indebtedness of the Issuer or a Restricted Subsidiary (and, if such Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably repay and reduce Obligations under the Notes (x) as provided under “—Optional Redemption” or (y) through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to repurchase their Notes, in each case at 100% of the principal amount thereof, plus, in the case of each of clauses (i) and (ii), the amount of accrued but unpaid interest, if any, on the principal amount of the Notes to be repurchased to, but excluding, the date of repurchase, or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) an Investment in properties, (c) capital expenditures or (d) an Investment in acquisitions of other assets that, in the case of each of clause (a), (b), (c) and (d) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (2), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(3) any combination of the foregoing;

provided that, pending the final application of any such Net Proceeds in accordance with clauses (1), (2) or (3) above, the Issuer and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the immediately preceding paragraph will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of the Notes, and, if required by the terms of any other Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”) to repurchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof that may be repurchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided that no Note of less than $2,000 remains outstanding after such purchase.

The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $50.0 million by delivering the notice required pursuant to the terms of the Indenture.

To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any other purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and such Pari Passu Indebtedness to be repurchased on a pro rata basis based on the principal amount of the Notes and such Pari Passu Indebtedness tendered or, in the case of the Notes or any such Pari Passu Indebtedness that is represented by global notes in fully registered form in the name of DTC or its nominee, in accordance with the procedures of DTC; provided that no Notes of $2,000 or less shall be repurchased in part. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero.

Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational or constitutive documents or any agreement or (z) subject to other onerous organizational or administrative impediments, from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary (the Issuer hereby agreeing to use reasonable efforts (as determined in the Issuer’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational or constitutive impediment or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational or constitutive impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional taxes, costs and expenses payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have an adverse tax cost consequence with respect to such Net Proceeds (which for the avoidance of doubt, includes, but is not limited to, any repatriation or prepayment whereby doing so the Issuer, any Restricted Subsidiary or any of their respective Affiliates and/or equity partners would incur a tax liability, including a tax on a dividend, a tax on a deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary. The non-application of any Net Proceeds as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, in each case to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Secured Credit Facilities may prohibit or limit, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from repurchasing any Notes pursuant to this covenant. In the event the Issuer is prohibited from repurchasing the Notes, the Issuer could seek the consent of its lenders to the repurchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from repurchasing the Notes. In such case, the Issuer’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture.

Selection and Notice

If the Issuer is redeeming fewer than all of the Notes at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the applicable procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of repurchase or redemption shall be delivered in accordance with the applicable procedures of DTC or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the repurchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be repurchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be repurchased or redeemed.

In the case of Notes in certificated form, the Issuer will issue a new Note in a principal amount equal to the unredeemed or unpurchased portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the Issuer defaults in the payment of the redemption price, in which case interest shall accrue until the redemption price has been paid or duly provided for.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Beginning on the day of a Covenant Suspension Event and ending on a Reversion Date (as defined herein) (such period a “Suspension Period”) with respect to the Notes, the covenants specifically listed under the following captions in this “Description of Notes” will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date but not during the Suspension

Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments pursuant to the first paragraph of “—Limitation on Restricted Payments” subject to the exceptions set forth therein. No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date (if permitted at such time, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

Notwithstanding the foregoing, during the Suspension Period, the Issuer shall not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries.

For purposes of the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” on the Reversion Date, the amount of Excess Proceeds, if any, will be reset to zero.

Any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture is referred to as a “Covenant Suspension Event.” If on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The Issuer shall notify the Holders with a copy to the Trustee of the occurrence of a Covenant Suspension Event or Reversion Date. The Trustee shall have no duty to monitor the Investment Grade Ratings of Notes or notify Holders of any Covenant Suspension or Reversion Date.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Financial Calculations for Limited Condition Acquisitions

When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into. Any such ratio or basket shall be calculated with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition; provided that, for the avoidance of doubt, (x) if any of such ratios or baskets are exceeded as a result of fluctuations in such ratio or basket subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or baskets will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under the Indenture and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any ratios or baskets under the Indenture after the date of such definitive agreements and before the consummation of such Limited Condition Acquisition . With respect to any such calculations of the availability under any basket or ratio under the Indenture with respect to a Limited Condition Acquisition, the Issuer will deliver to the Trustee promptly following the date the definitive agreement for such Limited Condition Acquisition is entered into an Officer’s Certificate stating that such definitive agreement has been executed and that the Issuer has made any applicable ratio or basket calculations in accordance this provision and in compliance with the terms of the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend, payment or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions payable by the Issuer solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer, including in connection with any merger or consolidation, held by Persons other than the Issuer or any Restricted Subsidiary of the Issuer;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition or redemption, defeasance or retirement for value of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final principal payment at maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or redemption, defeasance or retirement for value; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of Equity Interests to members of management, directors or consultants of the Issuer after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph;

provided that this clause (b) shall not include the proceeds from (X) Refunding Capital Stock or (Y) Equity Interests of the Issuer sold to a Restricted Subsidiary; plus

(c) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date from the issue or sale of any Indebtedness or any Disqualified Stock of the Issuer or any Restricted Subsidiary (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests of the Issuer (other than Disqualified Stock); plus

(d) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than by a Restricted Subsidiary); plus

(e) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary other than an amount equal to the amount of Permitted Investments made pursuant to clause (19) of the definition thereof in such Unrestricted Subsidiary; plus

(f) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (as set forth in an Officer’s Certificate delivered to the Trustee) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of the Indenture as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(2) (a) any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of, Equity Interests of the Issuer (other than any Disqualified Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than Disqualified Stock) of the Issuer and (b) the declaration and payment of dividends on any redeemed, repurchased, retired or otherwise acquired Equity Interests of the Issuer (“Treasury Capital Stock”) out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of Refunding Capital Stock;

(3) the purchase, redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, redeemed, defeased, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired and (y) 91 days following the maturity date of the Notes; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $50.0 million (without giving effect to the following proviso) in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer to members of management, directors, officers or consultants of the Issuer or any of its Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or any of its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) repurchases of Equity Interests deemed to occur (i) upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or (ii) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee;

(7) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (7) not to exceed $125.0 million at such time;

(8) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(9) the repurchase, redemption or other acquisition for value of Equity Interests of the Issuer deemed to occur in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Issuer, in each case, permitted under the Indenture;

(10) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(11) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(12) any Restricted Payments made by the Issuer or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the Incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 4.50 to 1.00;

(13) any Restricted Payment made in connection with the Transactions; and

(14) the declaration and payment of cash dividends on the Issuer’s common stock in an amount not to exceed $0.50 per share in any fiscal year (as adjusted so that the aggregate amount payable pursuant to this clause (14) is not increased or decreased solely as a result of any stock split, reverse stock split, stock dividend or similar reclassification); provided, that the declaration and payment of cash dividends pursuant to this clause (14) shall not exceed $0.125 per share in the aggregate if an Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (10) and (12), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (7) or (12) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (14) of the second paragraph of this covenant, or is permitted pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Issuer acting in good faith.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available; provided, further, that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing, by Restricted Subsidiaries that are not Guarantors shall not (together with any Refinancing Indebtedness in respect thereof) exceed $125.0 million at any one time outstanding.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all Indebtedness under this clause (1) does not exceed at any one time an amount equal to (a) $3,300.0 million and (b) an additional amount of Secured Indebtedness provided that the Consolidated Secured Debt Ratio does not exceed 4.25 to 1.00 (after giving pro forma effect to the incurrence of such Indebtedness and the application of the net proceeds therefrom) less the aggregate amount of Net Proceeds from any Asset Sale applied to repay any such Indebtedness pursuant to the covenant described above under “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by (a) the Notes (not including any Additional Notes) and the Guarantees thereof in respect of the Notes issued and outstanding on the Issue Date and (b) the exchange notes and related exchange guarantees, if any, to be issued in exchange for the Notes (and the Guarantees thereof) pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) or (2) above);

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, construction, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and together with any other Indebtedness incurred under this clause (4), does not exceed the greater of (a) $150.0 million and (b) 2.5% of Total Assets at the time of incurrence;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, non-compete obligations, adjustment of purchase price, or earn-outs, contingent deferred payments or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (it being understood that Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will be deemed not to be reflected on such balance sheet for purposes of this clause (6)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value (as determined in good faith by the Issuer) of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness of the Issuer ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk or for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, revenue or property (excluding Hedging Obligations entered into for speculative purposes);

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed the greater of (a) $175.0 million and (b) 3.0% of Total Assets;

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance:

(a) any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clause (14) below, or

(b) any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above,

(collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(A) is in an aggregate principal amount (or accreted value, if applicable) not exceeding the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Indebtedness being so refunded or redeemed, including, in each case, Refinancing Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith,

(B) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(C) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu, as the case may be, to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(D) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that (i) such Indebtedness, Disqualified Stock or Preferred Stock is an aggregate principal amount or liquidation preference not to exceed $200.0 million at any time outstanding plus (ii) an unlimited amount of additional Indebtedness, Disqualified Stock or Preferred Stock if after giving effect to such acquisition, merger or consolidation, either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of notice of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount outstanding and together with any other Indebtedness incurred under this clause (18) not to exceed the greater of (a) $150.0 million and (b) the percentage equal to (i) $150 million divided by (ii) the Total Assets of the Foreign Subsidiaries as of March 31, 2015 at the time of incurrence;

(19) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements or (iii) self-insurance obligations or workers’ compensation claims, in each case, incurred in the ordinary course of business;

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date will at all times be treated as incurred and outstanding under clause (1) of the preceding paragraph and will not be later reclassified; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clauses (1) and (12) above shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), underwriting discounts, defeasance costs, accrued and unpaid interest, fees and expenses and other costs in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes (and exchange notes with respect thereto, if issued) and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes (and exchange notes with respect thereto, if issued) or the related Guarantees are equally and ratably secured.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the applicable Lien described in clauses (1) and (2) above.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increase in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its and its Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that, in the event that the Successor Company is not a corporation, a co-obligor of the notes is a corporation organized in any such jurisdiction;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company or the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, wind up, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable, and except in the case of a lease, the Issuer will automatically be released and discharged from its obligations under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4):

(1) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Issuer or any other Restricted Subsidiary; and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in a State of the United States or the District of Columbia so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, assignment, transfer, lease, conveyance or other disposition of a Guarantor, no Guarantor will, and the Issuer will not permit any such Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any State thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction does not violate, and is otherwise made in compliance with, the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) above, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee and, except in the case of a lease, such Guarantor will automatically be released and discharged from its obligations under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee:

(x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors (including a majority of the disinterested members thereof) of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above; and

(y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $150.0 million, in addition to the resolution and Officer’s Certificate referred to in clause (x) above, a letter from an Independent Financial Advisor stating that such Affiliate Transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

(4) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date, as determined in good faith by the Issuer);

(6) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the disinterested senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

(8) payments or loans (or cancellation of loans) to employees, directors or consultants of the Issuer or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are entered into in the ordinary course of business;

(9) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business so long as the terms of any such transaction are not materially less favorable, taken as a whole, to the Issuer or Restricted Subsidiary participating in such joint venture than they are to the other joint venture partners;

(10) any transaction between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Issuer or other entity that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate or other entity; and

(11) any purchases by the Issuer’s Affiliates of Indebtedness or Disqualified Stock of the Issuer or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Issuer’s Affiliates; provided that such purchases by the Issuer’s Affiliates are on the same terms as such purchases by such Persons who are not the Issuer’s Affiliates.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Hedging Obligations and the related documentation;

(b) the Indenture, the Notes and the Guarantees;

(c) purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses or sub-licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) purchase money obligations for acquired property and Capitalized Lease Obligations entered into in the ordinary course of business;

(m) any encumbrances or restrictions of the type referred to in clause (3) above imposed on any Restricted Subsidiary’s ability to sell, lease or transfer any of its properties or assets to another Restricted Subsidiary that is not a Guarantor; and

(m) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (m) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee Material Capital Markets Indebtedness of the Issuer or any Restricted Subsidiary), other than a Guarantor or a Foreign Subsidiary, to become a borrower under or a guarantor with respect to any Material Capital Markets Indebtedness or Indebtedness under the Senior Secured Credit Facilities (other than solely a Foreign Credit Facility), in each case of the Issuer or any Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall only be required to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee by such Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC as required by Section 13 or 15(d) of the Exchange Act, the Indenture requires the Issuer to file with the SEC (and make available, without exhibits and without cost, to (i) any Holder of the Notes, upon their written request, and (ii) the Trustee upon its written request, in each case, within 15 days after it files them with the SEC, to the extent not publicly available on the SEC’s EDGAR system or the Issuer’s public website) from and after the Issue Date:

(1) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K for a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q for a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will post on its website within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act.

Unless the Issuer is otherwise obligated to do so under the Exchange Act or the rules and regulations promulgated by the SEC thereunder, such reports referred to in clauses (1) through (4) above will not be required:

(a) to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC;

(b) to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, or “segment reporting” and the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K relating to the business acquired in the Acquisition (it being understood that the Issuer will furnish summary financial information with respect to the Guarantors and non-Guarantors on a basis substantially consistent with the financial information presented in the fourth sentence of the third paragraph under “—Guarantees” above); and

(c) to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

In the event that:

(a) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(b) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

To the extent any such reports referred to in clauses (1) through (4) above is not so filed or furnished, as applicable, within the time periods specified above and such reports are subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding and constitute “restricted securities” under Rule 144, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on, the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for (i) 60 days after receipt of written notice given to the Issuer by the Trustee or to the Issuer with a copy to the Trustee by the Holders of not less than 25% in principal amount of the Notes then outstanding to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above or clause (ii) hereof) contained in the Indenture or the Notes or (ii) 90 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding to comply with the covenant described above under “—Certain Covenants—Reports and Other Information”;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $75.0 million, other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 consecutive days after such judgment becomes final;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

However, a Default under clauses (3), (4) or (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the Default and, with respect to clauses (3) and (5) the Issuer does not cure such Default within the time specified in clauses (3) and (5), as applicable, of this paragraph after receipt of such notice.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then, at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action. In addition, any Default or Event of Default for the failure to comply with the time periods prescribed in the covenants under the heading “Reports and Other Information” hereto or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.

If any Event of Default (other than of a type specified in clause (6) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee by written notice to the Issuer or the Holders of at least 25% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee, may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal, premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice.

The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder and rescind any acceleration and its consequences with respect to the Notes. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured,

it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its sole discretion against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within ten Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default; its status and what actions the Issuer is taking or proposed to take with respect thereto.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of the Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes; provided that in connection with any defeasance to a Redemption Date that would require the payment of the Applicable Premium, the amount deposited in respect of the Applicable Premium shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the deposit, with any deficit on such Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the corresponding Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to the Notes (except for certain rights of the Trustee and the Issuer’s obligations in connection therewith that expressly survive) when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purpose of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the redemption date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes) and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described under “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of, premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) subordinate the Notes to other Indebtedness of the Issuer or any Guarantor in a manner that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or the Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for certificated Notes in addition to or in place of uncertificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders as required by the Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders, to secure the Notes and Guarantees or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, in the event the Indenture is to be or has been qualified under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to add a Guarantor under the Indenture;

(10) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a substantially verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(12) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer or a Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act, whether or not the Indenture is qualified thereunder), then it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Issuer and its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition by the Issuer and its Subsidiaries of Advent Software, Inc., a Delaware corporation, pursuant to that certain Agreement and Plan of Merger, dated as of February 2, 2015.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of such Note at July 15, 2018 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (B) all required interest payments due on such Note through July 15, 2018 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note.

The Issuer or such Person as designated by the Issuer shall determine the Applicable Premium.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or directors qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or obsolete, worn out, uneconomic or damaged assets or assets no longer used or useful in the business in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value (as determined in good faith by the Issuer) of less than $40.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance, sale or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets, transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(j) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and asset securitizations permitted by the Indenture;

(k) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, world-wide licenses that are longer than three years);

(l) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m) the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(n) dispositions in connection with Permitted Liens;

(o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(p) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;

(q) the unwinding of any Hedging Obligations pursuant to its terms;

(r) any sales, transfers, leases and other dispositions made in order to effect the Transactions;

(s) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary; and

(t) the sale transfer or other disposition of “non-core” assets acquired pursuant to an Investment or acquisition permitted under the Indenture; provided that such assets are sold, transferred or otherwise disposed of within 6 months after the consummation of such acquisition or Investment.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars, pounds sterling, Canadian dollars or euros;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) investment funds investing 90% of their assets in securities of the types described in clauses (1) through (6) above and (8) through (10) below;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(10) solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (2) through (9) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Restricted Subsidiary; or

(2) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of the Issuer.

For purposes of this definition, any direct or indirect holding company of the Issuer shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles (including goodwill) and non-cash organization costs, (ii) deferred financing fees or costs and (iii) capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Issuer and its Restricted Subsidiaries (excluding Hedging Obligations), plus (2) the aggregate liquidation value of all Disqualified Stock of the Issuer and the Guarantors and all Preferred Stock of the Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment and other financing fees; plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by an Officer of the Issuer) could have been distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Senior Secured Credit Facilities, the Notes or the Indenture, and (c) restrictions specified in clause (l) of the covenant described under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” with respect to the Senior Secured Credit Facilities or the Notes), except that the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3) any net gain (or loss) realized upon the sale or other disposition of any asset or abandoned, discontinued or disposed operations of the Issuer or any Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction which is not sold or otherwise disposed of in the ordinary course of business);

(4) any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense, including any accruals and payments for amounts payable under executive employment agreements outside of the ordinary course of business;

(5) the cumulative effect of a change in accounting principles;

(6) any (i) non-cash compensation charge or expense arising from any stock option or employee benefit plans or any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts;

(7) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8) any unrealized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any Hedging Obligations;

(9) any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary owing to the Issuer or any Restricted Subsidiary;

(11) any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets, step ups with respect to re-valuing assets and liabilities and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(12) any goodwill or other asset impairment charge or write-off or write-down;

(13) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any Hedging Obligations or other derivative instruments;

(14) accruals and reserves that are established or adjusted within 12 months after the Issue Date that are so required to be established as a result of the Transactions (or adjusted after the establishment thereof) in accordance with GAAP;

(15) any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;

(16) cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the Issuer or any of its Restricted Subsidiaries); and

(17) the amount of any expense to the extent a corresponding amount is received in cash by the Issuer and the Restricted Subsidiaries from a Person other than the Issuer or any Restricted Subsidiaries; provided that such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption and (iii) any expenses and charges to the extent paid for, or so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), any third party other than such Person or any of its Restricted Subsidiaries. Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date that is secured by Liens, less cash and Cash Equivalents that would be stated on the balance sheet of the Issuer and its Restricted Subsidiaries and held by the Issuer and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Indebtedness, cash, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer and its Restricted Subsidiaries on such date, less cash and Cash Equivalents that would be stated on the balance sheet of the Issuer and its Restricted Subsidiaries and held by the Issuer and its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which the event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Indebtedness, cash, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise, or is redeemable or repurchasable for cash or in exchange of Indebtedness at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that, if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“DTC” means The Depository Trust Company or any successor securities clearing agency.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(x) and 1(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) (x) any fees, costs, expenses or charges related to the Transactions, (y) any extraordinary, non-recurring or unusual fees, costs, expenses or charges (including any severance expenses, relocation expenses, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, signing, retention or completion bonuses, systems establishment costs, conversion costs, excess pension charges, liability insurance costs and consulting fees) and (z) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of an Equity Offering, Equity Interests or any Investment, acquisition, disposition, recapitalization or issuance, Restricted Payment, Permitted Tax Restructuring, repayment, bridge commitment or other financing fees or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to the offering of the Notes, the Senior Secured Credit Facilities or any other Credit Facilities, and (ii) any amendment, waiver or other modification of the Notes, the Senior Secured Credit Facilities or any other Credit Facilities, any other Indebtedness or any Equity Offering, in each case to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of operational changes or cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income, including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments, costs related to the opening and closure and/or consolidation of facilities, project startup costs and establishment costs, conversion costs and excess pension charges and consulting fees; plus

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, or other items classified by the Issuer as special items; plus

(g) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Issuer in good faith to be reasonably anticipated to be realizable within 18 months of the date thereof (which will be added to EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (as set forth in an Officer’s Certificate); plus

(h) any costs or expense incurred by the Issuer or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Issuer solely to the extent that such net cash proceeds are excluded from the calculation set forth under clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(i) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(j) any net loss included in the consolidated financial statements due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements (“FAS 160”) (Accounting Standards Codification Topic 810); plus

(k) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

(l) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(m) the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus

(n) costs related to the implementation of operational and reporting systems and technology initiatives; plus

(o) amounts paid or reserved in connection with earn-out obligations in connection with any acquisition of a business or Person; plus

(p) commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances; plus

(q) proceeds from any business interruption insurance (in an amount representing the earning for the applicable period that such proceeds are intended to replace) to the extent not already included in Consolidated Net Income; plus

(r) rent and other amounts accrued or expensed under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP; and

(2) decreased (without duplication) by:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

(c) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(d) any net income included in the consolidated financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810); plus

(e) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (f) above in a previous period (it being understood that this clause (2)(e) shall not be utilized in reversing any noncash reserve or charge added to Consolidated Net Income); plus

(f) the amount of any minority interest income consisting of Restricted Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); and

(3) increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) Refunding Capital Stock.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (as determined in accordance with GAAP), in each case with respect to a business, a company, a segment, an operating division or unit or line of business that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP (except as set forth in the following paragraph) assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation and consolidation, in each case with respect to a business, a company, a segment, an operating division or unit or line of business that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger and consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and set forth in an Officer’s Certificate (and may include, for the avoidance of doubt and without duplication, operating expense reductions and other operating improvements, cost savings or synergies reasonably anticipated to be realizable within 18 months after the date of any such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (including, to the extent applicable, from the Transactions), to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period; plus

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; plus

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to the covenants set forth under “Reports and Other Information” hereto, which shall be prepared in accordance with GAAP as in effect on the date thereof.

“Government Securities” means securities that are:

(1) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) the principal and premium of any indebtedness of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto; or

(d) representing net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP, purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, obligations in respect of cash management services, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, deferred or prepaid revenues or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a) Contingent Obligations incurred in the ordinary course of business or consistent with past practice; or

(b) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if the applicable securities are not then rated by Moody’s or S&P for reasons outside the Issuer’s control, an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, deposits, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Issuer.

“Issue Date” means July 8, 2015.

“Issuer” has the meaning set forth in the first paragraph under “—General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” will mean the board of directors of the Issuer when the fair market value is equal to or in excess of $150.0 million.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the place of payment.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries, which the Issuer or such Restricted Subsidiaries are contractually committed to consummate and the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing; provided that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Material Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a placement to institutional investors, in each case in aggregate principal amount in excess of $50.0 million. The term “Material Capital Markets Indebtedness” shall not include any Indebtedness under commercial bank facilities or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds and the fair market value of any Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) required (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Senior Secured Credit Facilities” means the credit facilities, consisting of a revolving facility, a term A-1 facility, a term A-2 facility, a term B-1 facility, and a term B-2 facility (the term A-1 facility, the term A-2 facility and the term B-2 facility, together, the “Foreign Credit Facilities”), under the credit agreement entered into as of the Issue Date by and among the Issuer, the other borrowers, if any, party thereto, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Deutsche Bank AG New York Branch, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”).

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer, the Secretary or the Assistant Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or Secretary of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “—Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holder” means (i) William C. Stone and his spouse and the members of his immediate family and (ii) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Persons referred to in the immediately preceding clause (i).

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may not be increased other than (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary;

(b) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(c) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitation on Restricted Payments”;

(9) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (4), (5), (6), (9) and (10) of such paragraph);

(11) Investments consisting of (x) purchases and acquisitions of inventory, supplies, material or equipment, or other similar assets in the ordinary course of business or (y) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business and generally consistent with the past practice of the Issuer and its Subsidiaries;

(12) Investments having an aggregate fair market value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (a) $150.0 million and (b) 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) any Investment by the Company or any Restricted Subsidiary in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding, not to exceed the greater of (a) $100.0 million and (b) 1.75% Total Assets at the time such Investment is made and without giving effect to subsequent changes of value;

(14) loans and advances to officers, directors and employees (a) for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer and (b) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $25.0 million at any one time outstanding;

(15) Investments in receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business;

(16) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under the covenant described under “—Certain Covenants—Liens”;

(17) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by the Indenture;

(18) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Issuer; and

(19) Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $100.0 million and 1.75% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return of money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(2) Liens imposed by law or regulation or pursuant to customary reservations or retentions of title arising in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety bonds or bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred (a) pursuant to clause (4), (12) or (18) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and (b) by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (and subject to the limitations contained in the last proviso of such paragraph); provided that Liens securing such Indebtedness extend only to the assets of Restricted Subsidiaries that are not Guarantors;

(7) Liens existing on the Issue Date not otherwise permitted hereunder;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses (including of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9), this clause (17) and clause (29) below; provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(18) deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(21) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(22) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(23) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(24) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(25) Liens on the Equity Interests of Unrestricted Subsidiaries that secure Indebtedness of such Unrestricted Subsidiaries and transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities;

(26) any encumbrance or restriction (including put and call arrangements or similar rights) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(28) Liens securing (i) Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (ii) obligations of the Issuer and its Restricted Subsidiaries under Hedging Obligations and in respect of treasury and cash management services provided by, or entered into with, the lenders under Credit Facilities or their affiliates (so long as such Persons remain lenders or affiliates thereof after entry into such agreements or arrangements);

(29) Liens securing Obligations in respect of Indebtedness permitted to be incurred under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this clause (29), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.25 to 1.00;

(30) other Liens securing Indebtedness and other obligations which do not exceed the greater of $175.0 million and 3.0% of Total Assets at any one time outstanding;

(31) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(32) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under the Indenture; and

(33) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Permitted Tax Restructuring” means any reorganizations and other activities related to the Issuer’s tax planning and tax reorganization (as determined in good faith by the Issuer) so long as the enforceability of the Guarantees is not adversely affected in any material respect except as otherwise permitted under the Indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Registration Rights Agreement” means a registration rights agreement with respect to the old notes dated as July 8, 2015, between the Issuer and the initial purchasers of the Notes.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred for value by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Secured Credit Facilities and related guarantees or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Secured Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary or any group of Restricted Subsidiaries that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any natural outgrowth or reasonable extension, development, expansion thereof, or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means:

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries, or, in the case of Foreign Subsidiaries, the total assets of such Foreign Subsidiaries on a combined basis, shown on the most recent balance sheet of such Foreign Subsidiaries, in each case as may be expressly stated without giving effect to any amortization of the amount of intangible assets since the Issue Date, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Transactions” means the Acquisition and financing transactions as described in the offering memorandum related to the issuance of the old notes.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2018; provided that if the period from the Redemption Date to July 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act’ means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that:

(1) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(2) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any resale of new notes received by it in exchange for old notes.

We will not receive any proceeds from any sale of new notes by broker-dealers.

New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	a combination of those methods of resale

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any such resale may be made:

•	directly to purchasers; or

•	to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any such persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

The validity of the new notes and the related guarantees will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York and Delaware law, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, as to the law of the Commonwealth of Massachusetts and Hinckley, Allen & Snyder LLP, Hartford, Connecticut, as to the law of the State of Connecticut.

EXPERTS

The financial statements incorporated in this prospectus by reference to SS&C Technologies Holdings, Inc.’s Current Report on Form 8-K dated April 8, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Advent Software, Inc., the registrant acquired during 2015) of PricewaterhouseCoopers LLP, an independent public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Advent Software, Inc. included in Exhibit 99.2 of SS&C Technologies Holdings, Inc.’s Current Report on Form 8-K dated April 8, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our offering of the new notes. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the new notes, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can also read and copy these materials at the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the exchange offer under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016 (the financial statements and audit report within Part IV, Item 15(a)(1) have been superseded by our Current Report on Form 8-K filed with the SEC on April 8, 2016);

•	Preliminary Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders filed with the SEC on April 6, 2016;

•	Our Current Report on Form 8-K/A filed with the SEC on April 8, 2016; and

•	Our Current Report on Form 8-K filed with the SEC on April 8, 2016.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Paul Igoe

General Counsel & Corporate Secretary

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, CT 06095

(860) 298-4500

If for any reason we are not required to comply with the reporting requirements of the Exchange Act, we are still required under the indenture to furnish the holders of the notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

SS&C Technologies Holdings, Inc.

Offer to Exchange

5.875% Senior Notes due 2023

for

New 5.875% Senior Notes due 2023

Guaranteed by certain subsidiaries of SS&C Technologies Holdings, Inc.

Until                     , 2016 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

                    , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

All registrants maintain a general liability insurance policy that covers certain liabilities of its directors and officers of arising out of claims based on acts or omissions in their capacities as directors or officers.

(a) SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., Advent Software, Inc., SS&C Hedge Fund Services, Inc., SS&C Hedge Fund Services North America, Inc. and SS&C Private Equity Services, Inc, are each incorporated under the laws of the State of Delaware.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Each Delaware Registrant has included such a provision in its Certificate of Incorporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

SS&C Technologies Holdings, Inc.

Our Certificate of Incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our Certificate of Incorporation provides that we will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, we will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors in addition to the indemnification provided for in our Certificate of Incorporation. These indemnification agreements require us, among other things, to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his service as one of our directors, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

SS&C Technologies, Inc. (“SS&C Technologies”)

The Certificate of Incorporation for SS&C Technologies provides that SS&C Technologies will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of us, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, all such persons being referred to as an indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the bests interests of the respective company, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

SS&C Technologies’ Certificate of Incorporation also provides that SS&C Technologies will indemnify any indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer of SS&C Technologies, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys’ fees, and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, SS&C Technologies’ best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to SS&C Technologies, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, SS&C Technologies will indemnify him or her against all expenses, including attorneys’ fees, actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

Advent Software, Inc. (“Advent”)

Advent has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. Advent’s Bylaws provide for indemnification of its directors and officers to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. Advent’s Bylaws also empower Advent to enter into indemnification agreements with its directors and officers.

SS&C Hedge Fund Services, Inc. (“SS&C Hedge Fund Services”)

The Certificate of Incorporation for SS&C Hedge Fund Services provides that no director will be personally liable to SS&C Hedge Fund Services or its stockholders for monetary damages for a breach of fiduciary duty as a director; provided however, that the Certificate of Incorporation for SS&C Hedge Fund Services does not eliminate personal liability of a director (i) for any breach of the director’s duty of loyalty to SS&C Hedge Fund Services or its stockholders, (ii) for acts or omissions no in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. SS&C Hedge Fund Services’ Certificate of Incorporation also provides that all officers, directors, employees and agents shall be indemnified to the full extent permitted under Delaware Law.

SS&C Hedge Fund Services North America, Inc. (“SS&C Hedge Fund NA”)

The Certificate of Incorporation for SS&C Hedge Fund NA provides that no director will be personally liable to SS&C Hedge Fund Services or its stockholders for monetary damages for a breach of fiduciary duty as a director; provided however, that the Certificate of Incorporation for SS&C Hedge Fund NA does not eliminate personal liability of a director (i) for any breach of the director’s duty of loyalty to SS&C Hedge Fund NA or its stockholders, (ii) for acts or omissions no in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. SS&C Hedge Fund NA’s Certificate of Incorporation also provides that all officers, directors, employees and agents shall be indemnified to the full extent permitted under Delaware Law.

SS&C Private Equity Services, Inc. (“SS&C PE Services”)

The Certificate of Incorporation for SS&C PE Services provides that no director will be personally liable to SS&C PE Services or its stockholders for monetary damages for a breach of fiduciary duty as a director; provided however, that the Certificate of Incorporation for SS&C PE Services does not eliminate personal liability of a director (i) for any breach of the director’s duty of loyalty to SS&C PE Services or its stockholders, (ii) for acts or omissions no in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. SS&C PE Services’ Certificate of Incorporation also provides that all officers, directors, employees and agents shall be indemnified to the full extent permitted under Delaware Law.

(b) Financial Models Company Ltd. (“Financial Models”) is incorporated under the laws of the State of New York.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Financial Models’ Certificate of Incorporation provides for indemnification for its officers and directors to the full extent and manner permitted by New York law.

(c) Hub Data Incorporated (“Hub Data”) is incorporated under the laws of the Commonwealth of Massachusetts.

Section 8.51(a) of Chapter 156D of the Massachusetts General Laws (the “MGL”) provides that a corporation may indemnify a director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his or her position as a director of the corporation if (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the MGL provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56(a) of Chapter 156D of the MGL provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of Chapter 156D of the MGL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Hub Data’s Bylaws provide for indemnification of its directors and officers for all costs and expenses reasonably incurred in connection with or arising out of any claim made, or any action, suit or proceeding for whatever nature threatened or brought against such director or officer or in which such director or officer may be involved as a party or otherwise by reason of such director or officer having served in such capacity or by reason of any action alleged to have been taken or omitted by such director of officer, whether or not such director or officer continues to hold such position at the time of incurring such costs or expenses, including amounts paid or incurred by such director or officer in connection with reasonable settlements (other than amounts paid to Hub Data itself) of any such claim, action, suit or proceeding. Hub Data is not responsible for such reimbursement or indemnification in connection with any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been derelict in the performance of his or her duty or for such expenses or costs incurred or settlement made in connection with any matter arising out of or resulting from his or her own negligence or willful misconduct.

(d) SS&C Technologies Connecticut, LLC (“SS&C CT”) is a limited liability company organized under the laws of the State of Connecticut.

Section 34-143 of the Connecticut Limited Liability Company Act (“CLLCA”) provides that an operating agreement may: (1) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 34-141 and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

SS&C CT’s Limited Liability Company Agreement provides that its sole member, SS&C Technologies, Inc. (the “Member”), will not have any liability for the obligations or liabilities of SS&C CT. Officers of SS&C CT (including former officers, as applicable) are entitled to indemnification, and to have costs and fees of claims advanced, to the maximum extent to which they would be entitled to such indemnification and advances pursuant to the Bylaws and Certificate of Incorporation the Member; provided that if the CLLCA further limits such indemnification and advances, the officers shall be entitled to the indemnification and advances prescribed under the CLLCA. If the Member is no longer associated with SS&C CT, then the officers of SS&C CT are entitled to indemnification and advances to the maximum extent permitted under the CLLCA.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits. Reference is made to the Index of Exhibits filed as part of this registration statement.

(b) Financial Statement Schedules. Reference is made to the financial statements or notes thereto incorporated by reference in the prospectus to which the registration statement relates.

Item 22.	Undertakings

(a) Each of the undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction , and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Technologies Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Technologies Holdings, Inc.

By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	Chairman of the Board and Chief Executive Officer

We, the undersigned officers and directors of SS&C Technologies Holdings, Inc., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Technologies Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2016

/s/ Normand A. Boulanger Normand A. Boulanger	Director	April 8, 2016

/s/ Michael Daniels Michael Daniels	Director	April 8, 2016

/s/ William A. Etherington William A. Etherington	Director	April 8, 2016

/s/ Smita Conjeevaram Smita Conjeevaram	Director	April 8, 2016

/s/ Jonathan E. Michael Jonathan E. Michael	Director	April 8, 2016

/s/ David A. Varsano David A. Varsano	Director	April 8, 2016

/s/ Michael J. Zamkow Michael J. Zamkow	Director	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Technologies, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Technologies, Inc.

By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	Chairman of the Board and Chief Executive Officer

We, the undersigned officers and directors of SS&C Technologies, Inc., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2016

/s/ Normand A. Boulanger Normand A. Boulanger	Director	April 8, 2016

/s/ Michael E. Daniels Michael E. Daniels	Director	April 8, 2016

/s/ William A. Etherington William A. Etherington	Director	April 8, 2016

/s/ Smita Conjeevaram Smita Conjeevaram	Director	April 8, 2016

/s/ Jonathan E. Michael Jonathan E. Michael	Director	April 8, 2016

/s/ David A. Varsano David A. Varsano	Director	April 8, 2016

/s/ Michael J. Zamkow Michael J. Zamkow	Director	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Advent Software, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

Advent Software, Inc.

By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	President and Chief Executive Officer

We, the undersigned officers and directors of Advent Software, Inc., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Advent Software, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	President and Chief Executive Officer, Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

/s/ Normand A. Boulanger Normand A. Boulanger	Director	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Financial Models Company Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

Financial Models Company Ltd.

By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	President and Chief Executive Officer

We, the undersigned officers and directors of Financial Models Company Ltd., hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Financial Models Company Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	President and Chief Executive Officer, Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

/s/ Normand A. Boulanger Normand A. Boulanger	Director	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hub Data Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

Hub Data Incorporated

By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	President and Chief Executive Officer

We, the undersigned officers and directors of Hub Data Incorporated, hereby severally constitute and appoint William C. Stone, Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Hub Data Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William C. Stone William C. Stone	President and Chief Executive Officer, Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

/s/ Normand A. Boulanger Normand A. Boulanger	Director	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Technologies Connecticut, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Technologies Connecticut, LLC

By: SS&C Technologies, Inc. Sole Member

By:	/s/ Patrick J. Pedonti
	Name:	Patrick J. Pedonti
	Title:	Senior Vice President and Chief Financial Officer

We, the sole member of SS&C Technologies Connecticut, LLC hereby constitute and appoint Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Technologies Connecticut, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Normand A. Boulanger Normand A. Boulanger	President (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Senior Vice President (Principal Financial and Accounting Officer)	April 8, 2016

SS&C Technologies, Inc. By: Patrick J. Pedonti Senior Vice President and Chief Financial Officer

/s/ Patrick J. Pedonti Patrick J. Pedonti	Sole Member	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Hedge Fund Services North America, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Hedge Fund Services North America, Inc.

By:	/s/ Normand A. Boulanger
Name: Normand A. Boulanger
Title: President and Director

We, the undersigned officers and directors of SS&C Hedge Fund Services North America, Inc., hereby severally constitute and appoint Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Hedge Fund Services North America, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Normand A. Boulanger Normand A. Boulanger	President and Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Hedge Fund Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Hedge Fund Services, Inc.

By:	/s/ Normand A. Boulanger
Name: Normand A. Boulanger
Title: President and Director

We, the undersigned officers and directors of SS&C Hedge Fund Services, Inc., hereby severally constitute and appoint Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Hedge Fund Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Normand A. Boulanger Normand A. Boulanger	President and Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SS&C Private Equity Services, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Windsor, CT on April 8, 2016.

SS&C Private Equity Services, Inc.

By:	/s/ Normand A. Boulanger
Name: Normand A. Boulanger
Title: President and Director

We, the undersigned officers and directors of SS&C Private Equity Services, Inc., hereby severally constitute and appoint Patrick J. Pedonti and Paul G. Igoe, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-4 filed herewith and any and amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SS&C Private Equity Services, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Normand A. Boulanger Normand A. Boulanger	President and Director (Principal Executive Officer)	April 8, 2016

/s/ Patrick J. Pedonti Patrick J. Pedonti	Vice President and Treasurer, Director (Principal Financial and Accounting Officer)	April 8, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.3†	Asset Purchase Agreement, dated February 28, 2012, by and between Thomson Reuters (Markets) LLC and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 1.1 to SS&C Technologies Holdings, Inc.’s Current Report on Form 8-K, filed on February 29, 2012 (File No. 001-34675)

2.4†	Agreement and Plan of Merger, dated as of February 2, 2015, by and among Advent Software, Inc., the SS&C Technologies Holdings, Inc. and Arbor Acquisition Company, Inc. is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on February 3, 2015 (File No. 001-34675)

2.5	Voting and Support Agreement, dated as of February 2, 2015, by and among SS&C Technologies Holdings, Inc., Arbor Acquisition Company, Inc., Stephanie G. DiMarco, James Harleen, DiMarco/Harleen Revocable Living Trust and DiMarco/Harleen 1996 Charitable Trust is incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed on February 3, 2015 (File No. 001-34675)

3.1	Restated Certificate of Incorporation of SS&C Technologies Holdings, Inc. is incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-164043) (the “2010 Form S-1”)

3.2	Amended and Restated By-laws of SS&C Technologies Holdings, Inc. are incorporated herein by reference to Exhibit 3.4 to the 2010 Form S-1

3.3	Certificate of Amendment of Restated Certificate of Incorporation of SS&C Technologies Holdings, Inc. is incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on May 1, 2015 (File No. 001-34675)

3.4	Restated Certificate of Incorporation of SS&C Technologies, Inc. (“SS&C Tech.”) is incorporated herein by reference to Exhibit 3.1 to the SS&C Tech’s Registration Statement on Form S-4, as amended (File No. 333-135139) (the “2006 Form S-4”)

3.5	Bylaws of SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 3.2 to the 2006 Form S-4

3.6	Third Amended and Restated Certificate of Incorporation of Advent Software, Inc. is incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K by Advent Software, Inc., filed on June 8, 2010 (File No. 000-26994)

3.7*	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Advent Software, Inc.

3.8	Amended and Restated Bylaws of Advent Software, Inc. are incorporated herein by reference to Exhibit 3.2 of the Current Report on Form 8-K by Advent Software, Inc., filed on July 8, 2015 (File No. 000-26994)

3.9	Certificate of Incorporation of Financial Models Company Ltd. is incorporated herein by reference to Exhibit 3.3 to the 2006 Form S-4

3.10	Bylaws of Financial Models Company Ltd. are incorporated herein by reference to Exhibit 3.4 to the 2006 Form S-4

3.11*	Restated Articles of Organization of Hub Data Incorporated

3.12*	Bylaws of Hub Data Incorporated

1

Exhibit Number	Description

3.13*	Articles of Organization of SS&C Technologies Connecticut, LLC

3.14*	Limited Liability Company Agreement of SS&C Technologies Connecticut, LLC

3.15*	Certificate of Incorporation of SS&C Hedge Fund Services North America Inc. (f/k/a BISYS-RK Alternative Investment Services, Inc.)

3.16*	Certificate of Amendment of Certificate Incorporation of SS&C Hedge Fund Services North America, Inc. (f/k/a BISYS-RK Alternative Investment Services, Inc.)

3.17*	Certificate of Amendment of Certificate Incorporation of SS&C Hedge Fund Services North America, Inc. (f/k/a Citi Hedge Fund Services, North America Inc.)

3.18*	Certificate of Amendment of Certificate of Incorporation of SS&C Hedge Fund Services North America, Inc. (f/k/a SS&C Hedge Fund Services, North America Inc.)

3.19*	Bylaws of SS&C Hedge Fund Services North America, Inc. (f/k/a Citi Hedge Fund Services North America, Inc.)

3.20*	Certificate of Incorporation of SS&C Hedge Fund Services, Inc. (f/k/a BISYS-HM Acquisition Corp.)

3.21*	Certificate of Merger of SS&C Hedge Fund Services, Inc. (f/k/a Hemisphere Financial Services, Inc.)

3.22*	Certificate of Amendment of Certificate Incorporation of SS&C Hedge Fund Services, Inc. (f/k/a Hemisphere Financial Services, Inc.)

3.23*	Certificate of Amendment of Certificate Incorporation of SS&C Hedge Fund Services, Inc. (f/k/a BISYS Hedge Fund Services, Inc.)

3.24*	Certificate of Amendment of Certificate Incorporation of SS&C Hedge Fund Services, Inc. (f/k/a Citi Hedge Fund Services, Inc.)

3.25*	Bylaws of SS&C Hedge Fund Services, Inc. (f/k/a Citi Hedge Fund Services, Inc.)

3.26*	Certificate of Incorporation of SS&C Private Equity Services, Inc. (f/k/a BI-DML Acquisition Corp.)

3.27*	Certificate of Amendment of Certificate of Incorporation of SS&C Private Equity Services, Inc. (f/k/a BI-DML Acquisition Corp.)

3.28*	Certificate of Amendment of Certificate of Incorporation of SS&C Private Equity Services, Inc. (f/k/a BISYS Private Equity Services, Inc.)

3.29*	Certificate of Amendment of Certificate of Incorporation of SS&C Private Equity Services, Inc. (f/k/a Citi Private Equity Services, Inc.)

3.30*	Bylaws of SS&C Private Equity Services, Inc. (f/k/a Citi Private Equity Services, Inc.)

4.1	Indenture, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and Wilmington Trust, National Association is incorporated by reference to Exhibit 4.1 of the Registrants Current Report on Form 8-K, filed on July 8, 2015 (File No. 001-34675)

4.2*	First Supplemental Indenture, dated as of March 4, 2016 by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and Wilmington Trust, National Association

4.3*	Second Supplemental Indenture, dated as of March 21, 2016 by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and Wilmington Trust, National Association

5.1*	Opinion of Davis Polk & Wardwell LLP

2

Exhibit Number	Description

5.2*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

5.3*	Opinion of Hinckley, Allen & Snyder LLP

10.1	Credit Agreement, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., SS&C European Holdings S.a R.L, SS&C Technologies Holdings Europe S.a R.L., certain of SS&C’s subsidiaries, Deutsche Bank AG New York Branch and certain Lenders and L/C Issuers party thereto is incorporated by reference to Exhibit 10.2 of the Registrants Current Report on Form 8-K, filed on July 8, 2015 (File No. 001-34675)

10.2	Registration Rights Agreement, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and the representatives of the initial purchasers named there is incorporated by reference to Exhibit 10.1 of the Registrants Current Report on Form 8-K, filed on July 8, 2015 (File No. 001-34675)

10.3	Stockholders Agreement, dated as of November 23, 2005, by and among the Registrant, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Stockholders (as defined therein) is incorporated herein by reference to Exhibit 10.5 to SS&C Technologies, Inc’s Registration Statement on Form S-4, as amended (File No. 333-135139) (the “Form S-4”)

10.4	Amendment No. 1, dated April 22, 2008, to the Stockholders Agreement dated as of November 23, 2005, by and among the Registrant, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and William C. Stone is incorporated herein by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-143719) (the “2008 Form S-1”)

10.5	Amendment No. 2, dated March 2, 2010, to the Stockholders Agreement dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008, by and among the Registrant, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and William C. Stone is incorporated herein by reference to Exhibit 10.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on March 2, 2010 (File No. 000-28430) (the “March 2, 2010 8-K”)

10.6	Amendment No. 3, dated March 10, 2011, to the Stockholders Agreement dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008, and Amendment No. 2 to the Stockholders Agreement dated March 2, 2010, by and among the Registrant, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and William C. Stone is incorporated herein by reference to Exhibit 10.35 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 (File No. 000-28430)

10.7	Registration Rights Agreement, dated as of November 23, 2005, by and among the Registrant, Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., William C. Stone and Other Executive Investors (as defined therein) is incorporated herein by reference to Exhibit 10.6 to the Form S-4

10.8	2006 Equity Incentive Plan is incorporated herein by reference to Exhibit 10.1 to SS&C Technologies, Inc.’s Current Report on Form 8-K, filed on August 15, 2006 (File No. 000-28430) (the “August 15, 2006 8-K”)

10.9	Forms of 2006 Equity Incentive Plan Amended and Restated Stock Option Grant Notice and Amended and Restated Stock Option Agreement are incorporated herein by reference to Exhibit 10.2 to the March 2, 2010 8-K

10.10	Form of Stock Award Agreement is incorporated herein by reference to Exhibit 10.4 to the August 15, 2006 8-K

10.11	2008 Stock Incentive Plan is incorporated herein by reference to Exhibit 10.26 to the 2008 Form S-1

10.12	Form of 2008 Stock Incentive Plan Stock Option Grant Notice and Stock Option Agreement is incorporated herein by reference to Exhibit 10.26 to the 2010 Form S-1

3

Exhibit Number	Description

10.13	Employment Agreement, dated as of March 11, 2010, by and among William C. Stone, the Registrant and SS&C Technologies, Inc. is incorporated herein by reference to Exhibit 10.27 to the 2010 Form S-1

10.14	First Amended and Restated Employment Agreement, dated as of March 31, 2015, between SS&C Technologies Holdings, Inc. and William C. Stone is incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on April 1, 2015 (File No. 001-34675)

10.15	Lease Agreement, dated September 23, 1997, by and between SS&C Technologies, Inc. and Monarch Life Insurance Company, as amended by First Amendment to Lease dated as of November 18, 1997, is incorporated herein by reference to Exhibit 10.15 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-28430)

10.16	Second Amendment to Lease, dated as of April 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.12 to SS&C Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-28430) (the “2004 10-K”)

10.17	Third Amendment to Lease, effective as of July 1, 1999, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.13 to the 2004 10-K

10.18	Fourth Amendment to Lease, effective as of June 7, 2005, between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership, is incorporated herein by reference to Exhibit 10.5 to SS&C Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (File No. 000-28430) (the “Q2 2005 10-Q”)

10.19	Fifth Amendment to Lease, dated as of November 1, 2006, by and between SS&C Technologies, Inc. and New Boston Lamberton Limited Partnership is incorporated herein by reference to Exhibit 10.25 to the 2008 Form S-1

10.20	Lease Agreement, dated January 6, 1998, by and between Financial Models Company Inc. and Polaris Realty (Canada) Limited, as amended by First Amendment of Lease, dated as of June 24, 1998, and as amended by Second Lease Amending Agreement, dated as of November 13, 1998, is incorporated herein by reference to Exhibit 10.6 to the Q2 2005 10-Q

10.21	Amended and Restated Stock Option Agreement, dated February 16, 2010, between the Registrant and William C. Stone is incorporated herein by reference to Exhibit 10.33 to SS&C Technologies, Inc.’s Annual Report on Form 10-K, filed on February 26, 2010 (File No. 000-28430)

10.22	Form of Director Indemnification Agreement is incorporated herein by reference to Exhibit 10.35 to the 2010 Form S-1

10.23	Restricted Stock Agreement, dated as of January 21, 2011, between the Registrant and William C. Stone is incorporated by reference to Exhibit 10.34 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-171673)

10.24	Amended and Restated Stock Option Agreement, dated May 24, 2011, between the Registrant and William C. Stone is incorporated herein by reference to the Registrant’s Current Report on Form 8-K, filed on May 27, 2011 (File No. 001-34675)

10.25	Amended and Restated Stock Option Agreement, dated March 10, 2013, between the Registrant and William C. Stone is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 12, 2013 (File No. 001-34675)

10.26	Form of Restricted Stock Award Agreement under 2006 Equity Incentive Plan is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2013 (File No. 001-34675)

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Exhibit Number	Description

10.27	SS&C Technologies Holdings, Inc. 2014 Stock Option Plan is incorporated herein by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A, filed on April 16, 2014 (File No. 001-34675)

10.28	SS&C Technologies Holdings, Inc. Executive Bonus Plan is incorporated herein by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A, filed on April 16, 2014 (File No. 001-34675)

10.29	2014 Stock Option Plan Form of Stock Option Agreement is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (File No. 001-34675)

12.1*	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of PricewaterhouseCoopers LLP for SS&C Technologies Holdings, Inc.

23.2*	Consent of PricewaterhouseCoopers LLP for Advent Software, Inc.

23.3*	Consent of Davis Polk & Wardwell LLP (contained in its opinion filed as Exhibit 5.1)

23.4*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C (contained in its opinion filed as Exhibit 5.2)

23.5*	Consent of Hinckley, Allen & Snyder LLP (contained in its opinion filed as Exhibit 5.3)

24.1	Powers of Attorney (included on signature pages)

25.1*	Statement of Eligibility of Wilmington Trust, National Association, as Trustee, on Form T-1.

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Clients

99.4*	Form of Letter to Nominees

99.5*	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner

*	Filed electronically herewith
†	The Company hereby agrees to furnish supplementary a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request.

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